Exhibit 99.1

News Release

Contact:	Greg Smith
Director of Investor Relations and
Corporate Communications
281-556-6200

BPZ Energy Closes $40 Million Equity Offering

HOUSTON---March 25, 2008---BPZ Resources, Inc. (AMEX:BZP) today closed its previously announced common stock offering of 2.0 million shares.  The offering was priced to the public at $20.00 per share and underwritten by Canaccord Adams, Inc. on a firm commitment basis.  The Company received net proceeds after underwriting fees and discounts of approximately $37.6 million.  In addition, the Company has granted the underwriter, Canaccord Adams, Inc. a 30-day option to purchase up to 200,000 additional shares to cover any over-allotments.

The Company intends to use the proceeds from the offering for general corporate purposes, including: the reduction of outstanding indebtedness, or other corporate obligations, capital expenditures and general working capital requirements, including testing and drilling operations and commencement of development of the Company’s Albacora Field property.

Manolo Zúñiga, President and Chief Executive Officer commented “We are extremely pleased with the pricing of this offering.  It is a testament to the efforts of the entire BPZ Energy team that we could successfully complete this type of offering in such a volatile market.  It is also a sign of the Company’s strength that the shares were placed at a minimal discount to market prices.  We are executing our business plan on multiple fronts, seeking to continue to add value for our shareholders.  A lot of thought went into the size of this offering to minimize dilution of the ownership of our existing shareholders, while at the same time securing necessary working capital, pending resumption of our oil sales and the expected completion of our “A” tranche senior debt financing with the IFC.  The proceeds from this financing will be used primarily to maintain testing and drilling operations at the Corvina platform and to continue the start-up efforts for our next oil project at Albacora.”

Additional Information

The Company now has 76,389,471 common shares outstanding, with fully diluted shares of 82,031,738.  The fully diluted shares include the above mentioned over-allotment shares, assumed conversion of the outstanding IFC debt, options and restricted stock outstanding.  Morgan Keegan & Company, Inc. acted as financial advisor to the Company in connection with the transaction.  In addition, Adams & Reese, LLP served as legal counsel for the Company, while Bracewell & Giuliani, LLP represented Canaccord Adams, Inc.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any country or state in which such offer, solicitation, or sales of these securities would be unlawful prior to registration or qualification under the securities laws of any such country or state.

About BPZ Energy

Houston based BPZ Energy is an oil and gas exploration and production company which has exclusive license contracts for oil and gas exploration and production covering approximately 2.4 million acres in four properties in northwest Peru.  It also owns a minority working interest in a producing property in southwest Ecuador.  The Company is currently executing the development of the Corvina oil discovery, the redevelopment of the Albacora oil field, and the exploration of Block XIX, in parallel with, the execution of an integrated gas-to-power strategy, which includes generation and sale of electric power in Peru and sales of gas into Ecuador for third-party power generation.  The Company’s website at www.bpzenergy.com provides additional information about the Company’s plans, including photographs and other information with respect to its operations.

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry.  You can identify these forward-looking statements when you see us using words such as “expect,” “will”, “anticipate,” “indicate,” “estimate,” “believes,” “plans” and other similar expressions.  These forward-looking statements involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward looking statements.  Such uncertainties include the success of our project financing efforts, including final documentation and execution of senior debt financing documents with IFC, accuracy of well test results, well refurbishment efforts, resumption and successful production of indicated reserves, the successful management of our capital development project, and other normal business risks.  We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.  We caution you not to place undue reliance on those statements.

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